As filed with the Securities and Exchange Commission on October 19, 2000
                                           Registration No. 333-00169

             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549
                  ________________________

              POST-EFFECTIVE AMENDMENT NO. 1 TO
                          FORM S-3

   REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                 BRINKER INTERNATIONAL, INC.
   (Exact name of registrant as specified in its charter)

          Delaware                      75-1914582
  (State of incorporation)    (I.R.S. employer identification number)

                      6820 LBJ Freeway
                    Dallas, Texas  75240
                        972-980-9917
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

              _________________________________
                      Russell G. Owens
                Executive Vice President and
                   Chief Financial Officer
                 Brinker International, Inc.
                      6820 LBJ Freeway
                    Dallas, Texas  75240
                        972-980-9917
  (Name, address including zip code, and telephone number, including area code, of agent for service)
            ____________________________________
                         Copies to:

Roger F. Thomson                 Bruce H. Hallett
Executive Vice President and     Hallett & Perrin, P.C.
General Counsel                  717 N. Harwood Street, Suite 1400
Brinker International, Inc.      Dallas, Texas  75201
6820 LBJ Freeway                 214-953-0053
Dallas, Texas  75240
972-980-9917

            _____________________________________

      Approximate date of commencement of proposed sale to the public:
Not applicable.

      If the only securities being registered on this Form are being offered pursuant to a dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     The registrant hereby withdraws the effectiveness of this registration statement. The registrant believes that all of the shares registered under this registration statement have been sold or, if shares remain unsold, such shares are eligible for resale under Rule 144 of the Securities Act of 1933, as amended.

                         SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas and the State of Texas, on the 7th day of September, 2000.

                         BRINKER INTERNATIONAL, INC.



                         By: /s/ Russell G. Owens
                            Russell G. Owens, Executive Vice
                            President and Chief Financial and
                            Strategic Officer



      Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment to this Registration Statement has been signed below by the following persons in the capacities indicated effective on the 7th day of September, 2000.

Signature                                    Title



/s/ Ronald A. McDougall             Vice Chairman of the Board
Ronald A. McDougall                 and Chief Executive Officer
                                    (Principal Executive Officer)


/s/ Russell G. Owens                Executive Vice President and
Russell G. Owens                    Chief Financial and Strategic Officer
                                    (Principal Financial and
                                     Accounting Officer)


/s/ Norman E. Brinker               Chairman of the Board
Norman E. Brinker



/s/ Douglas H. Brooks               President, Chief Operating
Douglas H. Brooks                   Officer and Director



________________________            Director
Donald J. Carty



/s/ Dan W. Cook, III                Director
Dan W. Cook, III



/s/ Marvin J. Girouard              Director
Marvin J. Girouard



/s/ J.M. Haggar, Jr.                Director
J.M. Haggar, Jr.



/s/ Frederick S. Humphries          Director
Frederick S. Humphries



/s/ Ronald Kirk                     Director
Ronald Kirk



/s/ Jeffrey A. Marcus               Director
Jeffrey A. Marcus



/s/ James E. Oesterreicher          Director
James E. Oesterreicher



/s/ Roger T. Staubach               Director
Roger T. Staubach